Exhibit 4.2

____________________________________________________________
____________________________________________________________

TECO FINANCE, INC.

Issuer

And

TECO ENERGY, INC.

Guarantor

To

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

____________

FIFTH SUPPLEMENTAL INDENTURE

dated as of July 1, 2016

Supplementing the Indenture

dated as of December 21, 2007

____________________________________________________________
____________________________________________________________

AM 57718688.5

TABLE OF CONTENTS

		Page
ARTICLE ONE	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	2

Section 101.	Definitions	2

Section 102.	Section References	2

ARTICLE TWO	CONFIRMATION OF THE OBLIGATIONS OF THE GUARANTOR	2

ARTICLE THREE	MISCELLANEOUS	2

Section 301.	Effect On Original Indenture	2

Section 302.	Counterparts	2

Section 303.	Recitals	2

Section 304.	Governing Law	3

Section 305.	Force Majeure	3

Section 306.	Waiver of Jury Trial	3

Section 307.	Damages	3

Section 308.	FATCA	3

This Fifth Supplemental Indenture, dated as of July 1, 2016, is among TECO FINANCE, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company”), having its principal executive offices at 702 N. Franklin Street, Tampa, Florida 33602, TECO ENERGY, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Guarantor”), having its principal executive offices at 702 N. Franklin Street, Tampa, Florida 33602, and The Bank of New York MELLON Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee”), having a corporate trust office at 10161 Centurion Parkway, Jacksonville, Florida 32256.

WITNESSETH:

WHEREAS, the Company, the Guarantor and the Trustee entered into an Indenture, dated as of December 21, 2007 (as heretofore supplemented and amended, the “Original Indenture”); and

WHEREAS, the Guarantor has, effective as of the date hereof, merged with Emera US Inc., a Florida corporation, with the surviving corporation being the Guarantor (the “Merger”); and

WHEREAS, Section 7.06 of the Original Indenture permits the Guarantor to consolidate with any other Corporation, provided that the conditions of Section 7.06(a) are satisfied; and

WHEREAS, the Company and the Guarantor have requested the Trustee to join with it in the execution and delivery of this Fifth Supplemental Indenture in order to assure the compliance of the Merger with the conditions of Section 7.06 of the Original Indenture; and

WHEREAS, the Company, the Guarantor and the Trustee desire to enter into this Fifth Supplemental Indenture for the purposes set forth in Sections 7.06(a)(1)(b) and 11.01(a)(1) of the Original Indenture as referred to above; and

WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Fifth Supplemental Indenture; and

WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Company, the Guarantor and the Trustee and a valid supplement to the Original Indenture have been done,

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, the Company, the Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:

AM 57718688.5

ARTICLE One

Definitions and Other Provisions of General Application

Section 101.  Definitions

All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture.  The Original Indenture together with this Fifth Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.”

Section 102.  Section References

Each reference to a particular section set forth in this Fifth Supplemental Indenture shall, unless the context otherwise requires, refer to this Fifth Supplemental Indenture.

ARTICLE Two

Confirmation of the Obligations of the Guarantor

The undersigned Guarantor hereby confirms its obligations under the Original Indenture and the performance of every covenant of the Original Indenture, including its obligations under Article Thirteen thereof, on the part of the Guarantor to be performed or observed

ARTICLE Three

Miscellaneous

Section 301.  Effect On Original Indenture

This Fifth Supplemental Indenture is a supplement to the Original Indenture.  As supplemented by this Fifth Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Fifth Supplemental Indenture shall together constitute one and the same instrument.

Section 302.  Counterparts

This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 303.  Recitals

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.

Section 304.  Governing Law

This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Original Indenture and its construction.

Section 305.  Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 306.  Waiver of Jury Trial

EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 307.  Damages

In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 308.  FATCA.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), if a foreign financial institution, issuer, trustee, paying agent, holder or other institution (the “Foreign Institution”) has agreed to be a party or subject to the Indenture, (i) the Foreign Institution agrees to provide (and, to the extent such information is in the possession of the Company, the Company agrees to provide) to The Bank of New York Mellon Trust Company, N.A. sufficient information about itself so that The Bank of New York Mellon Trust Company, N.A. can determine whether it has tax related obligations under Applicable Law, and (ii) the Company, the Guarantor and the Foreign Institution agree that The Bank of New York Mellon Trust Company, N.A. shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law.  The terms of this section shall survive the termination of this Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date and year first written above.

TECO FINANCE, INC.

By:	/s/ Kim M. Caruso
Name: Kim M. Caruso
Title: Treasurer

TECO ENERGY, INC.

By:	/s/ Kim M. Caruso
Name: Kim M. Caruso
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

Fifth Supplemental Indenture Signature Page